UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2014

EPIRUS BIOPHARMACEUTICALS, INC.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-51171	04-3514457
(Commission File No.)	(IRS Employer Identification No.)

699 Boylston Street

Eleventh Floor

Boston, MA 02116

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (617) 600-4313

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 15, 2014, EPIRUS Biopharmaceuticals, Inc., formerly known as Zalicus Inc., a Delaware corporation (“Epirus” or the “Company”), completed its merger with the former entity EPIRUS Biopharmaceuticals, Inc., a Delaware corporation and private company (the “Former Entity”), pursuant to the terms of that certain Agreement and Plan of Merger and Reorganization (as amended, the “Merger Agreement”), dated as of April 15, 2014, by and among the Company, the Former Entity and EB Sub, Inc. (“EB Sub”), formerly known as BRunning Inc., a Delaware corporation and wholly-owned subsidiary of the Company (the “Merger”). The boards of directors of the Company and the Former Entity approved the Merger on April 15, 2014, and the stockholders of Company and the Former Entity approved the Merger and related matters on July 15, 2014 including the change of the Company’s name from Zalicus Inc. to EPIRUS Biopharmaceuticals, Inc. Pursuant to the Merger Agreement, EB Sub merged with and into the Former Entity with the Former Entity being the surviving corporation of the Merger and thereby becoming a wholly-owned subsidiary of the Company.

The shares of common stock issued to the stockholders of the Former Entity in the Merger were registered with the Securities and Exchange Commission (the “SEC”) on a Registration Statement on Form S-4 (Registration No. 333-195818), of which the Joint Proxy Statement/Prospectus, dated June 6, 2014, furnished to the stockholders of the Company and the Former Entity entitled to vote on the Merger and related matters form a part.

Directors

Pursuant to the terms of the Merger Agreement, effective immediately following the consummation of the Merger, J. Kevin Buchi, Geoffrey Duyk, Daotian Fu, Julie McHugh, Amit Munshi and Scott Rocklage were appointed as directors of the Company and Mark H.N. Corrigan and William Hunter resigned from the board of directors and were re-appointed as Class III and Class II directors, respectively. The following table identifies the classes and committees to which the Company’s directors following the Merger belong and the year in which his or her respective term ends.

Director	Class	Term Ending	Committee Membership
J. Kevin Buchi	II	2016	Audit
William Hunter	II	2016	Audit, Corporate Governance and Nominating
Mark H.N. Corrigan	III	2017
Amit Munshi	III	2017
Julie McHugh	III	2017	Audit, Compensation
Geoffrey Duyk	I	2015	Corporate Governance and Nominating
Daotian Fu	I	2015
Scott Rocklage	I	2015	Compensation

Director Agreements

In connection with the consummation of the Merger, the Company entered into letter agreements with each of Mark H.N. Corrigan, Julie McHugh and William Hunter, which provide for, among other things compensation and reimbursement to Messrs. Corrigan and Hunter and Ms. McHugh for their services as board members.

The letter agreements are attached hereto as Exhibits 10.2, 10.3 and 10.4 and are incorporated herein by reference.

Non-Employee Director Compensation Policy

On July 16, 2014, the Company adopted a compensation policy for non-employee directors. Pursuant to the policy, the annual retainer for the Chairman of the board will be $60,000 and the annual retainer for all other non-employee directors will be $35,000. Each member of the Audit Committee other than the chairman will receive an additional $5,000 annual retainer for service on such committee and each member of the Compensation Committee or the Corporate Governance and Nominating Committee other than the respective chairmen will receive a $2,500 annual retainer for service on such committee. The chairman of the Audit Committee will receive a $15,000 retainer; the chairman of the Compensation Committee will receive a $10,000 annual retainer; and the chairman of the Corporate Governance and Nominating Committee will receive a $7,000 annual retainer. The annual retainers set forth above assume that there are four in-person meetings per year. No additional compensation will be paid if there are more than four in-person meetings in the applicable year. The per-meeting compensation (one-fourth of each annual retainer) will be reduced by $5,000 if a telephonic meeting is held rather than an in-person meeting and there are fewer than four in-person meetings in such year. The retainers are paid quarterly in arrears and the retainer for the last quarter of each year will be adjusted based on the director’s in-person attendance during the year.

The non-employee director compensation policy also provides that, on each July 15, beginning in 2015, each non-employee director will automatically be granted a stock option for 4,641 shares under the Company’s Amended and Restated 2004 Incentive Plan (the “Plan”), with an exercise price equal to the fair market value per share (as defined in the Plan) on the date of grant and which will vest quarterly over a one-year period. Additional options may be provided to new directors upon appointment as determined by the Company’s board of directors.

Additionally, the non-employee director compensation policy provides for reimbursement of up to $12,000 to each non-employee director per year for expenses related to service as a director.

The non-employee director compensation policy is attached hereto as Exhibit 10.5.

Director Equity Awards

On July 16, 2014, the Company granted non-qualified options to purchase common stock pursuant to Plan to certain of the non-employee directors, as set forth in the table below, each with a per-share exercise price of $11.48. The options will vest in equal monthly installments over three years.

Director	Shares Subject to July 16 Option Award
William Hunter	13,259
Julie McHugh	13,259

Indemnification Agreements

In connection with their appointments to the board of directors, the Company will enter into Indemnification Agreements (the “Indemnification Agreements”) with each of Messrs. Buchi and Munshi, Drs. Duyk, Fu and Rocklage and Ms. McHugh.

Pursuant to the Indemnification Agreements, the Company agrees, in certain circumstances, to indemnify each director against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, incurred as a result of the fact that the director, in his or her capacity as a director and officer, if applicable, of the Company, is made or threatened to be made a party to any suit or proceeding, including suits or proceedings brought in the name of the Company. The Indemnification Agreements also provide for the advancement of expenses to each director in connection with any suit or proceeding.

The description above is a summary of the terms of the Indemnification Agreements. This description does not purport to be complete and it is qualified in its entirety by reference to the form Indemnification Agreement, which was filed as an Exhibit to the Company’s 8-K filed with the Securities and Exchange Commission on December 21, 2009 and is incorporated herein by reference.

Officers

Pursuant to the terms of the Merger Agreement, effective immediately following the consummation of the Merger, Mr. Munshi was appointed as the Company’s President and Chief Executive Officer and Thomas Shea was appointed as the Company’s Chief Financial Officer and Treasurer.

Name	Age	Position
Amit Munshi	46	President and Chief Executive Officer
Thomas Shea	54	Chief Financial Officer and Treasurer

Amit Munshi—Mr. Munshi served as the CEO of the Former Entity since May 2012. He formerly served as the CEO of Percivia LLC from April 2011 to May 2012 and also was a co-founder, and the chief business officer, at Kythera Biopharmaceuticals (NASDAQ: KYTH) from August 2005 to January 2011. Previously, he held leadership positions at Amgen (NASDAQ: AMGN), including General Manager, Nephrology Europe. Mr. Munshi has more than 24 years of pharmaceutical and biotechnology experience both in the United States and internationally, including general management, product development, licensing, and business development. Mr. Munshi serves on the board of Oxeia Biopharmaceuticals, Inc.

Thomas Shea—Mr. Shea served as the CFO of the Former Entity since June 2013. He was formerly the CFO of Euthymics from June 2011 to May 2013, Neurovance and EBI Life Sciences, three affiliated companies developing neurological and pain drug candidates. Previously, Mr. Shea was the CFO of Tolerx, an autoimmune company, for six years from March 2005 to June 2011, and Cubist Pharmaceuticals (NASDAQ: CBST), an acute care company, for ten years. At Cubist, Mr. Shea was an integral part of the leadership team transitioning the company from a private to a public company.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Merger, the Board of Directors of the Company amended and restated the Company’s Amended and Restated Bylaws on July 16, 2014, to, among other things, (i) amend the provisions regarding the distribution of directors among the three classes, such that if the number of directors is one greater than a number divisible by three, Class I will have the greater number of directors rather than Class III, and (ii) reflect the change in the Company’s name from Zalicus Inc. to EPIRUS Biopharmaceuticals, Inc.

The foregoing description is a summary of the material changes to the Amended and Restated Bylaws and is qualified in its entirety by reference to the full text of the Second Amended and Restated Bylaws, which is attached hereto as Exhibit 3.01 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description	Form or Schedule	Exhibit No.	Filing Date with the SEC	SEC File Number

3.01*	Second Amended and Restated Bylaws of the Company.

10.1	Form of Indemnification Agreement.	8-K	10.1	12/21/2009	000-51171

10.2*	Letter Agreement, by and between the Company and Mark Corrigan dated as of May 27, 2014.

10.3*	Letter Agreement, by and between the Company and William Hunter dated as of May 22, 2014.

10.4*	Letter Agreement, by and between the Company and Julie McHugh dated as of July 1, 2014.

10.5*	Non-Employee Director Compensation Policy.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPIRUS Biopharmaceuticals, Inc.

By:	/s/ Amit Munshi
Name:	Amit Munshi
Title:	President and Chief Executive Officer

Dated: July 18, 2014

Index to Exhibits

Incorporated by Reference to:
Exhibit No.	Description	Form or Schedule	Exhibit No.	Filing Date with the SEC	SEC File Number

3.01*	Second Amended and Restated Bylaws of the Company.

10.1	Form of Indemnification Agreement.	8-K	10.1	12/21/2009	000-51171

10.2*	Letter Agreement, by and between the Company and Mark Corrigan dated as of May 27, 2014.

10.3*	Letter Agreement, by and between the Company and William Hunter dated as of May 22, 2014.

10.4*	Letter Agreement, by and between the Company and Julie McHugh dated as of July 1, 2014.

10.5*	Non-Employee Director Compensation Policy.

*	Filed herewith.